UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2019

Houlihan Lokey, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37537	95-2770395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., 5th Floor, Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 310-788-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	HLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On August 1, 2019, an affiliate of ORIX Corporation USA (“ORIX”) completed an underwritten public offering of 3,377,935 shares of Class A common stock of Houlihan Lokey, Inc. (the “Company”), $0.001 par value per share (the “Class A Common Stock”). The offering generated net proceeds for ORIX of approximately $154.1 million before expenses. The Company did not receive any proceeds from the sale of the Class A Common Stock by ORIX.

In connection with the offering, the Company entered into an underwriting agreement, dated July 29, 2019 (the “Underwriting Agreement”), among the Company, ORIX and J.P. Morgan Securities LLC (the “Underwriter”). The Underwriting Agreement contains customary representations and warranties of the parties, and indemnification and contribution provisions under which the Company and ORIX have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement, the Company has agreed, subject to certain exceptions, not to sell or transfer any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock for 60 days after July 29, 2019 without first obtaining the written consent of the Underwriter. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on October 20, 2017 (File No. 333-221057), a base prospectus, dated October 20, 2017, included as part of the registration statement, and a prospectus supplement, dated July 29, 2019, filed with the SEC pursuant to Rule 424(b) under the Securities Act. The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Latham & Watkins LLP, regarding certain Delaware law issues concerning the shares of Class A Common Stock sold in the offering.

As a result of the offering, ORIX no longer beneficially owns any shares of Class A Common Stock or Class B Common Stock of the Company. As a result, each of the Stockholders’ Agreement (the “Stockholders’ Agreement”), dated as of August 18, 2015, among the Company, ORIX and the trustees of the Houlihan Lokey Voting Trust (the “HL Voting Trust”) and the Registration Rights Agreement, dated August 18, 2015, among the Company and ORIX USA, has terminated in accordance with its terms. The Company and the HL Voting Trust have waived the requirement in the Stockholders’ Agreement that would otherwise require the one remaining ORIX nominee on the Company’s board of directors to resign following the offering, until such time as the Company’s board of directors identifies a replacement or determines otherwise.

Forward-Looking Statements

This current report on 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by the Company’s use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 29, 2019, by and between Houlihan Lokey, Inc., ORIX HLHZ LLC and J.P. Morgan Securities LLC, as the underwriter.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2019	Houlihan Lokey, Inc.

	By:	/s/ J. Lindsey Alley
Name: J. Lindsey Alley
Position: Chief Financial Officer